Exhibit 32.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Sealy Industrial Partners IV, LP (the “Company”) Quarterly Report on Form 10-Q for the period ended March 31, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 6, 2026	By:	/s/ Scott P. Sealy, Sr.
	Name:	Scott P. Sealy, Sr.
	Title:	Chief Executive Officer of Sealy & Company, LLC, the sole member of the Company’s general partner

By:	/s/ James Gilligan
Name:	James Gilligan
Title:	Chief Financial Officer of Sealy & Company, LLC, the sole member of the Company’s general partner

The foregoing certification is being furnished with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 pursuant to 18 U.S.C. § 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except to the extent the Company specifically incorporates this certification by reference.